Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8 filed with the Securities and Exchange Commission on July 1, 2024) of our report dated July 1, 2024, with respect to the consolidated financial statements of Elite Pharmaceuticals, Inc., which report appears in the Form 10-K of the Company for the year ended March 31, 2024 and expresses an unqualified opinion.

/s/ Forvis Mazars, LLP

Iselin, NJ

July 1, 2024